Exhibit 99.1

STOCK EXCHANGE RELEASE

NABUFIT Global Inc. NEWS RELEASE

626 East 1820 North

Orem, UT 84097

U.S.A.

NABUFIT Global, Inc. Closes Equity Purchase Agreement with Kodiak Capital Group, LLC

Orem, Utah. On May 22, 2017 NABUFIT Global, Inc. (“NABUFIT” or the “Company”), (OTCQB: NBFT), an online fitness platform for health and well-being through physical exercise, nutrition, and lifestyle, announced that it has entered into an Equity Purchase Agreement with Kodiak Capital Group, LLC, a Newport Beach, California -based capital provider.  The Company has agreed to file a registration statement with the U.S. Securities & Exchange Commission (“SEC”) covering the shares that may be issued to Kodiak under the terms of the Equity Purchase Agreement.  After the SEC has declared the registration statement related to the transaction effective, the Company has the right at its sole discretion over a period of two years to sell up to 10,000,000 shares of common stock under the terms set forth in the Equity Purchase Agreement. Proceeds from this transaction will be used to fund further development of the online fitness platform and mobile application that connects to monitoring devices (commonly known as wearables).

“We’re very pleased to partner with Kodiak and welcome their investment and industry knowledge,” commented Brian Palm Svaneeng Mertz, Chief Executive Officer, of NABUFIT, “Kodiak recognizes that our product offers consumers custom workout plans created by professional athletes and nutrition experts.  Our products focus on basic, yet effective, programs that provide intelligent coaching and intensive training (alongside real-time data), that anyone can do on their own; ultimately augmenting or eliminating the need for a gym membership or personal trainer.”

Ryan Hodson, Managing Director of Kodiak, said, “NABUFIT’s fitness technology allows users to take fitness into their own hands utilizing easy to use training guides.  Wearable adoption demand for smart devices continues to mature, especially fitness trackers, and NABUFIT has carved out a timely niche to take full advantage of the momentum and become a well-known brand.  Their proprietary training methods, application, and biometric device give users the real-time data they insist upon to accomplish weight loss, strength gain, or general healthy lifestyle objectives.  We look forward to our partnership and assisting them with their expansion.”

The Company recently closed an additional $500,000 combination equity and debt round, that included venture funds LF Investments and Kjaer Holdings, and is confident that with the additional capital they can continue to execute on their business plan.

Other details regarding the financing are included in an 8-K filed on May 22, 2017 by the Company with the Securities and Exchange Commission and can be found at www.sec.gov.

About NABUFIT Global, Inc.

NABUFIT Global, Inc. is a US public company (NBFT).  NABUFIT is an online fitness platform for health and well-being through physical exercises, nutrition and lifestyle.  The platform offers an interactive, customized experience founded on the workouts and participation of Sports Stars among here Neymar Jr., Mo Farrah, Peter Schmeichel, Michael Maze.  The development headquartered in Denmark is developing an online fitness platform and a mobile application that connects to existing and future monitoring devices (wearables etc.).  Please read more on www.nabufit.com or download the NABUFIT application in the Apple App Store or Google Play. For more information, visit www.nabufit.com.

About Kodiak Capital Group, LLC

Kodiak is an institutional investor headquartered in Newport Beach, CA.  Kodiak makes private investments in public and private entities utilizing proprietary equity and debt instruments.  These investments provide long-term strategic capital offering companies certainty, flexibility and consistency.  Kodiak's investments are in a wide range of industries emphasizing consumer products, life sciences, and technology.  For more information, visit www.kodiakfunds.com.

Forward-Looking Statements

Statements about the expected timing, and all other statements in this press release, other than historical facts, constitute forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.  Forward-looking statements speak only as of the date hereof and are based on current expectation and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those projected.  A number of the matters discussed herin that are not historical or current facts deal with potential future circumstances and developments that may or may not materialize.  This press release speaks only as of its date, and except as required by law, we disclaim any duty to update.

Contacts NABUFIT Global, Inc.:

Brian Mertz; CEO

+45023903300

bm@nabufit.com

Bob Bench: CFO

801-362-2115

bobbench@nabufit.com